Exhibit 99.2

NETWORKING
(A Business of Avaya Inc.)
Special Purpose Interim Combined Financial Statements

For the Six Months Ended March 31, 2017 and 2016 (Unaudited)

Networking

(A Business of Avaya Inc.)

Index to Special Purpose Interim Combined Financial Statements (unaudited)

Page
Special Purpose Interim Combined Statements of Assets to be Acquired and Liabilities to be Assumed	2
Special Purpose Interim Combined Statements of Revenues and Direct Expenses	3
Notes to Special Purpose Interim Combined Financial Statements	4

Networking

(A Business of Avaya Inc.)
Special Purpose Interim Combined Statements of Assets to be Acquired and Liabilities to be Assumed

March 31, 2017 and September 30, 2016

(Unaudited)

(In millions)

	March 31,	September 30,
	2017	2016
ASSETS ACQUIRED
Current assets:
Accounts receivable, net	$16.1	$54.2
Inventory	31.6	40.5
Other current assets	5.8	4.0
Total current assets	53.5	98.7
Property, plant and equipment, net	11.3	11.4
Acquired intangible assets, net	18.9	22.8
Goodwill	9.8	9.8
Other assets	3.6	2.0
Total assets acquired	$97.1	$144.7

LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$17.5	$20.4
Payroll and other obligations	0.7	0.6
Deferred revenue	22.4	21.7
Other current liabilities	12.0	22.0
Total current liabilities	52.6	64.7
Restructuring reserve	6.7	6.9
Pension liability	0.7	0.7
Other liabilities	4.0	5.2
Total liabilities assumed	$64.0	$77.5

NET ASSETS ACQUIRED AND LIABILITIES ASSUMED	$33.1	$67.2

The accompanying Notes to Special Purpose Interim Combined Financial Statements are an integral part of these statements.

Networking

(A Business of Avaya Inc.)
Special Purpose Interim Combined Statements of Revenues and Direct Expenses

For the six months ended March 31, 2017 and 2016

(Unaudited)

(In millions)

	Six months ended March 31,
	2017	2016

REVENUES
Products	$94.1	$90.0
Services	23.7	30.0
	$117.8	$120.0

DIRECT EXPENSES
Cost of revenues
Products	$55.4	$51.2
Services	7.8	9.4
Amortization of acquired technology intangible assets	2.2	3.5
Selling, general and administrative	35.9	35.1
Research and development	22.3	25.3
Total direct expenses	123.6	124.5
DEFICIT OF REVENUES OVER DIRECT EXPENSES	$(5.8)	$(4.5)

The accompanying Notes to Special Purpose Interim Combined Financial Statements are an integral part of these statements.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

1. Basis of Presentation and Significant Accounting Policies

Description of Business

On March 7, 2017, Avaya, Inc. (the “Parent” or “Avaya”) and Extreme Networks, Inc. (the “Buyer”) entered into an Asset Purchase Agreement (“Agreement”) providing for the sale of Networking Business of Avaya Inc. (“Networking” or the “Business”) for a transaction value of $100 million subject to certain working capital and other price adjustments. On May 31, 2017, the Bankruptcy Court authorized the sale of the Business. The sale is expected to close in July 2017.

The Business includes the (i) development, marketing, supporting and maintaining, selling and licensing of  fabric-based secure networking solutions and network security solutions, secure fabric technology, data center products and technology, campus core and edge switches, SDN software, network management software, identity and policy management software, and wireless LAN access points, and (ii) sourcing from third parties of services, hardware, and software  (including cloud and on premise orchestration software) with respect to the foregoing.

The Business sells directly through its worldwide sales force and indirectly through its global network of channel partners including distributors, service providers, dealers, value-added resellers, system integrators and business partners that provide sales and service support.

Basis of presentation

These Special Purpose Interim Combined Financial Statements should be read in conjunction with the Special Purpose Combined Financial Statements for the fiscal years ended September 30, 2016 and 2015. The interim special purpose combined statements of assets to be acquired and liabilities to be assumed and statements of revenues and direct expenses (“Special Purpose Interim Combined Financial Statements”) have been prepared on a basis consistent with the accounting policies described in Note 1 to the Special Purpose Combined Financial Statements for the fiscal years ended September 30, 2016 and 2015. Certain information and footnote disclosure normally included in the annual financial statements have been omitted or condensed in the Special Purpose Interim Combined Financial Statements and does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”.)

Networking has not historically been accounted for as a separate entity, subsidiary or division of Avaya. In addition, stand-alone financial statements related to Networking have not been prepared previously as Avaya’s financial system is not designed to provide complete financial information of Networking. Thus, Special Purpose Interim Combined Financial Statements were prepared as of March 31, 2017 and September 30, 2016 and for the six months ended March 31, 2017 and 2016. Pursuant to a letter dated April 5, 2017 from the staff of the Division of Corporate Finance (the “Division”) of the SEC, the Division stated that it will not object to the Buyer’s proposal to provide abbreviated financial statements in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

These Special Purpose Interim Combined Financial Statements have been derived from the accounting records of Avaya using its historical financial information. The Special Purpose Interim Combined Financial Statements do not represent the assets to be sold or liabilities to be assumed or revenues and direct expenses as if Networking had operated as a separate, stand-alone entity during the periods presented. In addition, the Special Purpose Interim Combined Financial Statements is not meant to be indicative of the financial condition or results of operations of Networking going forward as a result of future changes in the Business and the omission of various operating expenses. The Interim Combined Statements of Assets Acquired and Liabilities Assumed includes only the specific assets and liabilities related to the Business that are being acquired by the Buyer in accordance with the Agreement, which includes assets and liabilities exclusively related to or used in the Business.

All significant intracompany balances and transactions have been eliminated.

Going Concern

The Special Purpose Interim Combined Financial Statements have been prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The ability of the Business to settle obligations as they come due is dependent on Avaya continuing to fund the Business’ operations on an ongoing basis.

On January 19, 2017 (the “Petition Date”), Avaya Inc. together with certain of its affiliates, namely Avaya CALA Inc., Avaya EMEA Ltd., Avaya Federal Solutions, Inc., Avaya Holdings Corp., Avaya Holdings LLC, Avaya Holdings Two, LLC, Avaya Integrated Cabinet Solutions Inc., Avaya Management Services Inc., Avaya Services Inc., Avaya World Services Inc., Octel Communications LLC, Sierra Asia Pacific Inc., Sierra Communication International LLC, Technology Corporation of America, Inc., Ubiquity Software Corporation, VPNet Technologies, Inc., and Zang, Inc., (collectively, the “Debtors”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), case number 17-10089 (SMB). The Debtors will continue to operate their business as debtors-in-possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. All other subsidiaries of Avaya Inc. that were not part of the Bankruptcy Filing (the "Non-Debtors") will continue to operate in the ordinary course of business.

The Bankruptcy Filing is intended to permit Avaya to reorganize and increase liquidity in the U.S. and abroad.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

Under Section 362 of the Bankruptcy Code, the filing of voluntary bankruptcy petitions by the Debtors automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Filing triggered defaults under the Parent's debt obligations, creditors are stayed from taking any actions as a result of such defaults.

In order for the Debtors to emerge successfully from chapter 11, the Debtors must among other things, obtain the Bankruptcy Court’s approval of a plan of reorganization, which will enable the Debtors to transition from chapter 11 into ordinary course operations outside of bankruptcy. In connection with a plan of reorganization, Avaya may require a new credit facility, or “exit financing.” Avaya’s ability to obtain such approval and financing will depend on, among other things, the timing and outcome of various ongoing matters related to the Bankruptcy Filing. A plan of reorganization determines the rights and satisfaction of claims of various creditors and security holders, and is subject to the ultimate outcome of negotiations and Bankruptcy Court decisions ongoing through the date on which the plan of reorganization is confirmed.

The Debtors filed a proposed plan of reorganization and related disclosure statement with the Bankruptcy Court on April 13, 2017. The disclosure statement and related motion will be heard at the July 25, 2017 omnibus hearing. Should the Bankruptcy Court approve the disclosure statement, the Debtors will be authorized to start soliciting votes on their proposed plan of reorganization. The reorganization plan and related disclosure statement are subject to revision, including in response to creditor claims and objections and requirements of the Bankruptcy Code or the Bankruptcy Court. There can be no assurance that the Debtors will be able to secure approval for the Debtors' proposed plan of reorganization from the Bankruptcy Court or that the Debtors' proposed plan of reorganization will be accepted by the lenders under the Debtor-in-Possession Credit Agreement entered into on January 19, 2017 (the “DIP Credit Agreement”) or the Debtors' key creditor groups.

These Special Purpose Interim Combined Financial Statements do not give effect to any adjustments to the carrying values of assets or amounts of liabilities of Networking that may be adjusted in the Avaya Financial Statements as a consequence of the Debtors’ Bankruptcy proceedings.

The Special Purpose Interim Combined Financial Statements of the Business have been prepared on a basis that assumes that the Business will continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Prior to the Business’ acquisition by the Buyer, the ability of the Business to meets its obligations as they come due is dependent on funding from Avaya. As a result, Avaya’s debt obligations and uncertainties related to its bankruptcy process, raise substantial doubt about the Business’ ability to continue as a going concern.

Interim Period Presentation

The Special Purpose Interim Combined Financial Statements and notes thereto are unaudited and, in the opinion of management, include all adjustments consisting only of normal recurring adjustments considered necessary for a fair statement of the Business’ results of operations and financial position. The results reported in these Special Purpose Interim Combined Financial Statements should not be considered as necessarily indicative of the results that may be expected for the entire year. The Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed at September 30, 2016 was derived from audited annual financial statements, but does not contain all of the footnote disclosures from the annual financial statements. These Special Purpose Interim Combined Financial Statements should be read in conjunction with the Special Purpose Combined Financial Statements as of September 30, 2016 and 2015 and for the two years in the period ended September 30, 2016 and the related notes thereto.

Summary of Significant Accounting Policies

See Note 1, Basis of Presentation and Significant Accounting Policies, in the Special Purpose Combined Financial Statements as of September 30, 2016 and 2015 and for the two years in the period ended September 30, 2016 for information on the significant accounting policies, which have been applied in the same manner in preparing the Special Purpose Interim Combined Financial Statements.

2.  Recent Accounting Pronouncements

New Accounting Guidance Recently Adopted

In April 2015, the FASB issued Accounting Standards Update ("ASU") 2015-05, "Intangibles-Goodwill and Other-Internal-Use Software". The standard amends the existing accounting standards for intangible assets and provides explicit guidance to customers in determining the accounting for fees paid in a cloud computing arrangement, wherein the arrangements that do not convey a software license to the customer are accounted for as service contracts. The Business adopted this standard in the first quarter of fiscal 2017 on a prospective basis, and it did not have a material impact to its combined financial statements.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

Recent Accounting Guidance Not Yet Effective

In January 2017, the FASB issued ASU No. 2017-04, "Simplifying the Test for Goodwill Impairment." This standard removes Step 2 of the goodwill impairment test, which requires the assessment of fair value of individual assets and liabilities of a reporting unit to measure goodwill impairments. Goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value. This standard is effective for the Business beginning in the first quarter of fiscal 2021 on a prospective basis, and early adoption is permitted. The Business does not expect that this accounting standard update will impact its combined financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The standard requires the recognition of assets and liabilities for all leases with lease terms of more than 12 months. This standard is effective for the Business in the first quarter of fiscal 2020 by means of a modified retrospective approach with early adoption permitted. The Business is currently evaluating the method of adoption and the effect that the adoption of this standard may have on its combined financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” The standard supersedes most of the current revenue recognition guidance under GAAP and is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are also required. Subsequently, the FASB issued several standards that clarified certain aspects of the standard but did not change the original standard. This new guidance is effective for the Business beginning in the first quarter of fiscal 2019.  Early adoption is permitted in the first quarter of fiscal 2018. The ASU may be applied retrospectively (a) to each reporting period presented or (b) with the cumulative effect in retained earnings at the beginning of the adoption period.

The Business currently anticipates adoption of the new standard effective October 1, 2018 using the simplified transition method where the cumulative effect is recorded to retained earnings at the beginning of the adoption period. The Business remains on schedule to adopt the standard which is dependent on completion of a detailed accounting assessment, the success of the design and implementation phase for changes to the Business's processes, internal controls, system functionality and the completion of analysis of information necessary to restate prior period financial statements.

The Business continues to make progress on a detailed contract review and accounting assessment to identify the required changes to accounting policy, disclosures and the impact of the ASU, including any recently issued amendments, on the combined financial statements. The Business has reached preliminary conclusions on certain key accounting assessments and will continue to monitor and assess the impact of changes to the standard and interpretations as they become available. The Business expects revenue recognition related to the standalone product shipments and maintenance services to remain substantially unchanged. However, the Business continues to evaluate preliminary conclusions and are currently assessing the impact on other sources of revenue recognition.

3. Inventory

Inventory includes goods awaiting sale (finished goods), equipment that is being installed at customer locations for various installations that are not yet complete and goods to be used in connection with providing maintenance services. Inventory is stated at the lower of cost or market, determined on a first-in, first-out method. Inventory consisted of the following:

	March 31,	September 30,
(In millions)	2017	2016
Inventory
Finished goods	$17.0	$22.1
Maintenance	26.5	32.7
Pending installations	1.9	0.8
Sales inventory and overhead	3.7	5.1
Total Inventory	49.1	60.7
Less: inventory reserves	(17.5)	(20.2)
Balance at end of year	$31.6	$40.5

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

4. Goodwill and Intangible Assets

Goodwill

Goodwill represents the excess of the purchase price over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method. The goodwill presented in these financial statements has been allocated to the Business based on the relative fair value of the Business in proportion to the total fair value of the businesses acquired on the acquisition date.

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with GAAP at the reporting unit level. The test for impairment is conducted annually each July 1st and more frequently if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Management evaluated events and circumstances up to the latest interim period end and determined that the carrying value of the Business goodwill did not exceed the fair value, and therefore no impairment existed for the six months ended March 31, 2017 and 2016.

Goodwill had a carrying value of $9.8 million as of March 30, 2017 and September 30, 2016.

Intangible Assets

Intangible assets represent acquired intangible assets including technology and patents and customer relationships. Acquired technology and patents were attributed to the Business on a specific identification basis based on assets that have been included in the Agreement. Acquired customer relationships have been allocated to the Business based on the relative fair value of the Business in proportion to the total fair value of the businesses acquired on the acquisition date.

Acquired intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets, which range from six to fifteen years. The Business’ acquired intangible assets consist of:

(In millions)	Acquired technology and patents	Acquired Customer relationships	Total
Balance as of March 31, 2017
Gross Carrying Amount[1]	$70.9	$39.9	$110.8
Accumulated Amortization	(67.7)	(24.2)	(91.9)
	$3.2	$15.7	$18.9
Balance as of September 30, 2016
Gross Carrying Amount[1]	$71.0	$40.1	$111.1
Accumulated Amortization	(65.6)	(22.7)	(88.3)
	$5.4	$17.4	$22.8

1 Any changes are due to the effect of foreign currency exchange translation.

5. Restructuring Programs

Fiscal 2017 Restructuring Program

During fiscal 2017, Avaya continued to identify opportunities to streamline operations and generate cost savings. Restructuring charges allocated to the Business for the six months ended March 31, 2017 associated with these initiatives was $0.8 million, which includes adjustments related to previous periods of $0.2 million. This allocation was based on headcount which represents the number of employees attributed to the Business. Avaya’s restructuring charges include employee separation costs primarily associated with employee severance actions in the U.S. and Europe, Middle East and Africa (“EMEA”) for which the related payments are expected to be completed in fiscal 2023. The separation charges include, but are not limited to, social pension fund payments and health care and unemployment insurance costs to be paid to or on behalf of the affected employees.

Fiscal 2016 Restructuring Program

During fiscal 2016, Avaya identified opportunities to streamline operations and generate costs savings. Restructuring charges allocated to the Business for the six months ended March 31, 2016 associated with these initiatives was $2.5 million. This allocation was based on headcount which represents the number of employees attributed to the Business. Avaya’s restructuring charges include employee separation costs primarily associated with employee severance actions in EMEA and Canada for which the related payments are expected to be completed in fiscal 2023, and a voluntary headcount reduction plan initiated in the U.S. as Avaya continues its transformation to a software

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

and service-led organization, as well as lease obligations. The employee separation costs include, but are not limited to, social pension fund payments and health care and unemployment insurance costs to be paid to or on behalf of the affected employees.

Fiscal 2015 Restructuring Program

During fiscal 2015, Avaya identified opportunities to streamline operations and generate costs savings. Restructuring charges allocated to the Business include charges related to lease obligations. The future lease obligations, net of estimated sublease income, related to operating lease obligations for unused space in connection with vacating or consolidating facilities during fiscal 2014 are expected to continue through fiscal 2023. The liability for this restructured lease was $0.9 million and $1.0 million at March 31, 2017 and September 30, 2016.

Fiscal 2012 through 2013 Restructuring Programs

During fiscal 2012 through 2013, Avaya identified opportunities to streamline operations and generate cost savings which included exiting facilities. Future rental payments, net of estimated sublease income, related to operating lease obligations for unused space in connection with the closing or consolidation of facilities are expected to continue through fiscal 2020. The liability for this restructured lease was $5.8 million and $5.9 million at March 31, 2017 and September 30, 2016, respectively.

6. Related Party Transactions

Transactions entered into between the Business and Avaya are presented as related party transactions, and as noted below, have been allocated to the Business.  Certain direct costs and expenses were incurred by Avaya and are allocated to the Business based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenue, headcount, or other relevant measures. The Business considers the expense allocation methodology and results to be reasonable for all periods presented.

Employee and Pension benefits

Employee benefits include various benefit costs such as pensions and post-retirement benefits, insurance other employee allowances incurred by Avaya. These costs are allocated to the Business based on average fringe benefits earned by the Business’ employees and are included in the Statements of Revenues and Direct Expenses as follows:

	Six months ended March 31,
(In millions)	2017	2016
Combined Statements of Revenues and Direct Expenses
Cost of revenue	$1.0	$0.9
Selling, general and administrative	6.3	4.4
Research and development	4.4	2.5
	$11.7	$7.8

As a result of the Agreement, the Buyer will assume pension liabilities associated with transferred employees in certain non-US jurisdictions in accordance with applicable law. The assumed Pension liability in the accompanying Statements of Assets Acquired and Liabilities Assumed is $0.7 million at March 31, 2017 and September 30, 2016.

Share-based Compensation

Share-based compensation expense was allocated to the Business based on the employees and executives identified with the Business and was included in selling, general and administrative expense in the accompanying Combined Statements of Revenues and Direct Expenses. Total share-based compensation expense allocated to the Business was $0.4 million for the six months ended March 31, 2017 and 2016.

Operating leases

Avaya leases land, buildings and equipment under agreements that expire in various years through 2027. Rental expense was allocated to the Business based on the number of employees identified to Networking in proportion to the overall number of Avaya employees. Rental expense under operating leases net of sublease income, excluding any lease termination costs incurred related to the Business’ restructuring programs, was $2.2 million and $2.3 million for the six months ended March 31, 2017 and 2016, respectively.

See Note 5, “Business Restructuring Programs” for transactions with Avaya related to the restructuring programs.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

7. Commitments and Contingencies

Legal Proceedings

In the ordinary course of business, the Business is involved in litigation, claims, government inquiries, investigations and proceedings, relating to intellectual property, commercial, employment, environmental and regulatory matters.

The Business believes that it has meritorious defenses in connection with its current lawsuits and material claims and disputes, and intends to vigorously contest each of them. Based on the Business’ experience, management believes that the damages amounts claimed in a case are not a meaningful indicator of the potential liability. Claims, suits, investigations and proceedings are inherently uncertain and it is not possible to predict the ultimate outcome of cases. In the opinion of the Business’ management based upon information currently available to the Business, while the outcome of these lawsuits, claims and disputes is uncertain, the likely results of these lawsuits, claims and disputes are not expected, either individually or in the aggregate, to have a material adverse effect on the Business’ financial position and results of operations.

SNMP Research International, Inc. and SNMP Research, Inc. (collectively, “SNMP-RI”) brought a complaint, on November 2, 2011, against Avaya and Nortel Networks, Inc. (“Nortel”) (and others) in the Nortel Chapter 11 bankruptcy proceeding. In the complaint, SNMP-RI alleges that Avaya is liable to SNMP-RI for copyright and trade secret infringement with respect to Nortel products acquired by Avaya that incorporate SNMP-RI products. In a separate case pending in the United States District Court for the District of Delaware, SNMP-RI alleged that (i) Avaya either underreported or failed to report royalties owed to SNMP-RI under a license agreement and (ii) Avaya’s use of SNMP-RI software in certain ways constitutes copyright and trade secret infringement. In late 2014 SNMP-RI also brought two separate complaints against several of Avaya’s resellers or distributors, alleging essentially the same facts as in the matters described above. On May 4, 2016, the parties entered into a settlement agreement resolving these lawsuits, which were dismissed in August 2016.

A portion of the settlement expense related to this lawsuit was allocated to the Business. Total legal expenses recognized by the Business were $0.4 million and $1.1 million for the six months ended March 31, 2017 and 2016, respectively.

Product Warranties

The Business recognizes a liability for the estimated costs that may be incurred to remedy certain deficiencies of quality or performance of the Business’ products. These product warranties extend over a specified period of time generally ranging up to five years from the date of sale depending upon the product subject to the warranty. The Business accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Business periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve, which is included in other current and non-current liabilities in the Interim Combined Statements of Assets Acquired and Liabilities Assumed, for actual experience.

(In millions)
Balance as of October 1, 2015	$4.8
Reductions for payments and costs to satisfy claims	(1.7)
Adjustments for warranties issued during the period	0.8
Balance as of September 30, 2016	$3.9
Reductions for payments and costs to satisfy claims	(1.0)
Adjustments for warranties issued during the period	0.4
Balance as of March 31, 2017	$3.3

Purchase Commitments and Termination Fees

The Business purchases components from a variety of suppliers and uses several contract manufacturers to provide manufacturing services for its products.  During the normal course of business, in order to manage manufacturing lead times and to help assure adequate component supply, the Business enters into agreements with contract manufacturers and suppliers that allow them to produce and procure inventory based upon forecasted requirements provided by the Business. If the Business does not meet these specified purchase commitments, it could be required to purchase the inventory, or in the case of certain agreements, pay an early termination fee.

The Business’ outsourcing agreements with its most significant contract manufacturers automatically renew in July and September for successive periods of twelve months each, subject to specific termination rights for the Business and the contract manufacturers. All manufacturing of the Business’ products is performed in accordance with either detailed requirements or specifications and product designs furnished by the Business, and is subject to rigorous quality control standards. Historically, the Business has not been required to pay a charge for not meeting its designated purchase commitments with these suppliers, but has been obligated to purchase certain excess inventory levels from its outsourced manufacturers due to actual sales of product varying from forecast and due to transition of manufacturing from one vendor to another.

Networking

(A Business of Avaya Inc.)

Notes to Special Purpose Interim Combined Financial Statements (unaudited)

Capital Lease

Included in Other liabilities is $1.1 million and $1.2 million of capital lease obligations as of March 31, 2017 and September 30, 2016 respectively.

8. Subsequent Events

The Special Purpose Interim Combined Financial Statements of the Business have been derived from the accounting records of Avaya, Inc., which issued its interim financial statements on May 22, 2017.  Accordingly, the Business has evaluated transactions for consideration as recognized subsequent events in the Special Purpose Interim Combined Financial Statements through the date of May 22, 2017. Additionally, The Business has evaluated transactions that occurred as of the issuance of these Special Purpose Interim Combined Financial Statements, June 29, 2017, for purposes of disclosure of unrecognized subsequent events.  As discussed in detail in Note 1, Avaya and the Buyer (“Parties”) entered into an Asset Purchase Agreement.  The terms of the Asset Purchase Agreement required the Parties to enter into a Transition Services Agreement (“TSA”), which is expected to be signed in July 2017.

Per the terms of the TSA, Avaya will provide the Business with certain services including information technology, supply chain management, finance, human resources, real estate and other specified services. These services are generally planned to extend for a term of twelve months, or up to the duration of remaining lease terms for real estate services, at either a monthly fee or a one-time payment at closing as specified in the TSA, subject to certain assumptions and reverse-TSA agreements whereby the Buyer will provide Avaya with specified services.

On January 19, 2017, Avaya’s Debtors filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. See Note 1, “Basis of Presentation and Significant Accounting Policies” for further details regarding these matters including its impact on the going concern assessment for the Business.

In September 2011, Network-1 Security Solutions, Inc. filed a complaint for patent infringement against Avaya Inc. and other corporations in the Eastern District of Texas (Tyler Division), alleging infringement of its patent with respect to power over Ethernet technology.  Network-1 seeks to recover for alleged reasonable royalties, enhanced damages, and attorneys’ fees. In January 2017, Avaya Inc. filed a Notice of Suggestion of Pendency of Bankruptcy, which has stayed the proceedings. Network-1 has filed a proof of claim for the period prior to the Petition date. On March 3, 2017, Network-1 filed a motion for relief from the automatic stay in Avaya Inc.’s bankruptcy proceeding, the motion is yet to be decided and since has been adjourned in the Bankruptcy Court via agreement between Avaya Inc. and Network-1. The settlement amount related to the Networking Business is expected to be in the range of $15.0 million to $17.0 million, of which $0.6 million has been recognized in fiscal year 2014. An estimated amount for settlement has not been recognized in the Special Purpose Interim Combined Statements of Assets to be Acquired and Liabilities to be Assumed as this potential settlement will not convey to Extreme Networks, Inc.  Further, no additional settlement amount has been recognized in the Special Purpose Interim Combined Statements of Revenues and Direct Expenses as it was not estimable as of the issuance of the Avaya Inc. financial statements.